EMMAUS LIFE SCIENCES, INC.
21250 HAWTHORNE BOULEVARD
SUITE 800
TORRANCE, CALIFORNIA 90503

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ELS2019**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E81652-S87346

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EMMAUS LIFE SCIENCES, INC.

The Board of Directors recommends you vote FOR proposals 1 and 2	**For**	**Against**	**Abstain**
1. Adopt and approve the Agreement and Plan of Merger and Reorganization (as amended from time to time).	☐	☐	☐
2. Adjourn the Special Meeting, if necessary, to solicit additional proxies.	☐	☐	☐
3. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.			

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Joint Proxy Statement/Prospectus is available at www.proxyvote.com.

E81653-S87346

EMMAUS LIFE SCIENCES, INC.
Special Meeting of Stockholders
July 9, 2019 3:30 P.M.
This proxy is solicited by the Board of Directors

The undersigned appoints Yutaka Niihara, M.D., M.P.H. and Willis C. Lee (the "Named Proxies") and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Emmaus Life Sciences, Inc., a Delaware corporation ("the Company"), the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held solely via the Internet and that can be accessed at www.virtualshareholdermeeting.com/ELS2019, on July 9, 2019, at 3:30 P.M. (Pacific Time) and all adjournments thereof.

The purpose of the Special Meeting is to take action on the following:

1. Proposal 1: Adopt and approve the Agreement and Plan of Merger and Reorganization (as amended from time to time).

2. Proposal 2: Adjourn the Special Meeting, if necessary, to solicit additional proxies.

3. Transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting. The

Board of Directors of the Company recommends a vote "FOR" proposals 1 and 2.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" proposals 1 and 2. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Special Meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side